EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT
                              --------------------

THIS AGREEMENT made to have effect the 18th day of August 1997.

BETWEEN:

          MDSI MOBILE DATA SOLUTIONS INC., a body corporate duly incorporated under the laws of Canada and having its offices at 135-10551 Shellbridge Way, Richmond, British Columbia, V6X 2W9

          (the "Company")

AND:

          Poul Kvist of Bygaden 13, Brondby 2605 Denmark
          (the "Employee")


WHEREAS the Company wishes to employ the Employee and the Employee is willing to accept such employment upon the terms and conditions set forth in this Agreement;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein set forth the parties hereto mutually covenant and agree as follows:

EMPLOYMENT
----------

1. The Company hereby employs the Employee in the position of Technical Manager, Nordic Region and the Employee hereby accepts such employment. The Employee shall perform all duties incident to such position and such duties as may be reasonably required from time to time by the CEO, President or Vice President responsible for such position. An outline of the initial job description is set forth in Schedule "A" hereto.

2. The Employee shall perform his duties working out of the Copenhagen office of the Company, but in the future the company may, in its discretion, direct that the duties be provided in other locations provided, however, that should the assignment be for a period in excess of three months, it would be on mutually agreeable terms.

EXCLUSIVE SERVICE
-----------------

3. The Employee shall, during his employment with the Company, devote at least 100% of his attention during normal working hours to the business of the Company, and may not continue as a director, employee or consultant to any other company, firm or individual without the prior written consent of the Company.

REMUNERATION AND BENEFITS
-------------------------

4.1 The Company shall pay the Employee the following salary, bonuses and benefits:

     a)   Remuneration  calculated  on the basis of a basic gross  salary in the
          amount  of  606,000   Danish   Kroner  per  annum  in  equal   monthly
          installments;

     b) incentive plan bonuses worked out with you that will provide for additional compensation in the amount of 30% of base salary upon achieving reasonable, mutually agreeable goals, (to be agreed upon between us by August 30, 1997);

     c) 5,000 MDSI stock options granted at fair market value on date of the grant and vesting over three years pursuant to the Company's current Stock Option Plan. The first one-third of the options will vest at the end of the first year of employment and the balance will vest pro-rata each month thereafter over the next 24 months;

     d) Pension Plan or compensation equivalent to 12% of base salary per annum;

     e) A car allowance of up to 9000 Danish Kroner per month including. Suitable to finance the purchase, operation, insurance and repairs of a maximum 350,000 DKr. class automobile

     f) Reimbursement for all reasonable and necessary travelling and other expenses (properly approved by the Company) incurred by the Employee in connection with his duties hereunder provided, however, for all such expenses the Employee shall furnish statements and vouchers; and

     All payment of salary, allowances or bonus shall be paid less all applicable Federal and Provincial income tax, unemployment insurance, Pension deductions and other related deductions.

VACATION
--------

5. The Employee shall be entitled to a vacation period with pay of five weeks per annum.

CONFIDENTIAL INFORMATION
------------------------

6. The Employee shall well and faithfully serve the Company, and use his best efforts to promote the interest thereof and shall not disclose (either during the continuance of his employment hereunder or any time thereafter) the private affairs of the Company or any trade secret of the Company, to any persons other than the Directors of the Company, or as required in the normal course of business and shall not use (either during the continuance of his employment hereunder or any time thereafter) for his own purposes, or any purposes other than those of the Company, any information he may require with respect to the Company's affairs. The Employee further agrees to execute such further and other agreements concerning the secrecy of the affairs of the Company or any companies, which the Company is affiliated or associated, as the Directors of the Company shall reasonably request. Furthermore, without restricting the generality of the foregoing, the
     Employee  shall not either  during  his  employment  hereunder  or any time thereafter, directly or indirectly divulge to any person, firm or corporation:

     a) Any intellectual property, proprietary information, know how, trade secrets, processes, product specifications, new product information or methods of doing business acquired as a result of his employment;

     b) Any information in respect of the Company personnel or organisation, or any of the financial affairs or business plans of the Company; or

     c)   Any  information  in  respect  of  Company  pricing  policies,   sales
          statistics, sales and marketing plans and strategies, profits, costs, sourcing of clients.

Information shall not be considered as confidential if at the time of disclosure by the Employee it is generally known to the public or after disclosure by the Employee it becomes known to the public through no violation of this Agreement or is disclosed to the Employee by a third party that it is not under an obligation to maintain the confidentiality of the information.

SICK LEAVE
----------

7. If the Employee shall, at any time, by reason of illness or mental or physical disability, be incapacitated from carrying out the terms of this Agreement, he shall furnish the President with medical evidence to prove such incapacity and the cause thereof, and shall receive his full salary until such time as the start of short term or long terms disability, or in any case for a period of no longer than 30 days.

NON COMPETITION
---------------

8. If the Employee employment is terminated voluntarily or involuntarily, he shall not for a period of 12 months following such termination, become employed by or enter into a contract of service with any corporation, person or other entity which competes with the Company.

8.1. The Employee acknowledges and agrees that there can be no geographic limit to his covenant not to compete due to the nature of the business of the Company, and the Company, the market for the Company products and technologies with which the Company is involved.

8.2 The parties to this agreement recognize that a breach by the Employee of any of the covenants herein contained would result in damages to the
     Company and that the Company cannot be adequately compensated for such damages by monetary reward. Accordingly, the Employee agrees that in the event of any breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

OWNERSHIP AND USE OF WORK PRODUCTS
----------------------------------

9.1 The Employee agrees that any work products (the "Work Products") produced by the Employee in furtherance of any identifiable project relative to the product line carried by the Company either developed solely by the Employee or jointly with any other party will be the sole and exclusive property of the Company.

9.2 The Company acknowledges that general knowledge and experience including general techniques, algorithms, methods and formulae not developed for the Company's specific application or work gained by the Employee prior to or in the course of his association with the Company, may be used by the Employee at any time at any time prior to, during or subsequent to his association with the Company, unless a specific agreement to the contrary is entered into by the Employee and the Company, as long as the Employee is not in breach of his covenants of non-competition contained herein.

9.3 This Agreement does not apply to any general techniques, formulae, algorithm or method for which no equipment, supplies, facility or other resources or trade secret information of the Company was used and which was developed entirely on the Employee's own time unless such techniques, formulae, algorithms, or method related directly to the business of the Company or the Company's actual demonstrated anticipated research or development.

9.4 At any time and all times, either during or after termination of the Employee's association with the Company, the Employee will promptly, on the request of the Company, perform all such acts and execute and deliver all such documents that may be necessary to vest in the Company the entire right, title and interest in and to any Work Product. Should any services be rendered after termination of his association with the Company a reasonable compensation will be paid to the Employee upon a per diem basis in addition to reasonable travelling and accommodation expenses incurred as a result of rendering such services.

9.5 The Employee hereby assigns to the Company any rights the Employee may have or acquire in the Work Product and waives all claims whatsoever with respect to the Work Product including any moral rights which he/she may have or acquire in the Work Product or to its use, including the right to restrain or claim damages for any distortion, mutilation or other modification of the Work Product or any part thereof whatsoever, or to restrain use or reproduction of the Work Product in any context, or in connection with any product or service.

RETURN OF PROPERTY
------------------

10. In the event of termination of this Agreement, the Company agrees to pay the Employee all arrears of compensation, and all out of pocket expenses owing, up to and including the effective date of termination, upon receipt from the Employee of (and the Employee agrees to deliver to the Company);

     a) Any property of the Company which may be in the possession or control of the Employee; and

     b)   The repayment of any sums owed by the Employee to the Company.

TERMINATION BY COMPANY FOR CAUSE
--------------------------------

11.  Without  prejudice  to any remedy the Company may have against the Employee for any breach or non-performance of this Agreement, the Company may terminate this Agreement, subject to Section 16, for cause at any time effective immediately and without notice and without any payment for any compensation either by way of anticipated earnings or damage of any kind to him whatsoever, save and except in respect of remuneration to the date of such termination. For the purposes of this paragraph, any one of the following events shall constitute good and sufficient reason for termination of this Agreement and dismissal for cause, provided, however, that the following events shall not constitute the only reasons for dismissal for cause:

     a) Being guilty of any dishonesty or gross neglect in the discharge of his duties hereunder; or

     b) Being convicted of any criminal offence, other than any offence which in the reasonable opinion of the Company does not affect his position as a representative of the Company; or

     c) Becoming bankrupt or making any arrangement or composition with his creditors or; d) Alcoholism or drug addiction of the Employee which impairs his ability to perform his duties hereunder; or

     e)   Excessive   and   unreasonable   absence  of  the  Employee  from  the
          performance of his duties for any reason other than for authorised vacation or sick leave.

TERMINATION OF EMPLOYMENT
-------------------------

12.1 The Employee shall be entitled to terminate employment with the Company, at will, at any time by giving six months notice in writing to the President of MDSI.

12.2 The Employee's employment hereunder may be terminated, at will and without cause, at, at any time by the Company upon giving the Employee notice in writing of such termination and upon payment to the Employee of all salary and bonuses owing up to the date of termination and of termination pay in an amount equal to twelve months salary in full satisfaction of all claims that the Employee may have against the Company.

SURVIVAL
--------

13. Notwithstanding the termination of this Agreement for any reason whatsoever the provisions of Sections 6, 8, 9 and 10 hereof and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following such termination.

NOTICE
------

14. Any notice or other communication (each a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by registered mail or by telecopier, addressed as follows:

TO:         MDSI Mobile Data Solutions Inc.
            135-10551 Shellbridge Way
            Richmond, B.C.  V6X 2W9
            Att:     President
            Phone: 604-270-9939
            Fax:     604-270-1310

AND TO:     Poul Kvist of
            Bygaden 13,
            Brondby
            2605
            Denmark

            Phone: +45 43 45 71 28

     or at such other address or telecopier number as shall have been designated by Communication by either party to the other. Any Communication shall be conclusively deemed to be received, if given by personal delivery, on the date and at the time of actual delivery thereof and, if given by registered mail, on the fifth day following the date of mailing, if given by telecopier, on the business day following the transmittal thereof. If the party giving any Communication knows or ought reasonably to know of any actual or threatened interruptions of the mails, such Communication shall not be sent by mail but shall be given by personal delivery or telecopier.

ENTIRE AGREEMENT
----------------

15. Any other previous agreements, written or oral, between the parties hereto relating to the employment of the Employee by the Company are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other party hereto of and from all manner of actions, causes and demands whatsoever under or in respect of any such agreement. This Agreement constitutes and expresses the whole agreement of the parties hereto with reference to the employment of the Employee by the Company, and with reference to any of the matters or things herein provided for, or herein before discussed or mentioned with reference to such employment; all promises, representations, and understandings relative thereto being merged herein.

AMENDMENTS AND WAIVERS
----------------------

16. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver or any breach of any by the party purporting to give the same and, unless otherwise provided in the written and signed waiver, shall be limited to the specific breach waived.

BENEFITS OF AGREEMENT
---------------------

17. The provisions of this Agreement shall enure to the benefit of and be binding upon the legal representatives of the Employee and the successors and assigns of the Company respectively.

SEVERABILITY
------------

18. If any provision of this Agreement is deemed to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity or any other provision hereby declared and agreed to be severable from each and every other section, subsection or provision hereof and to constitute separate and distinct covenants. The Employee hereby agrees that all restrictions herein are reasonable and valid and all defences to the strict enforcement thereof by the Company are hereby waived by the Employee.

GOVERNING LAW
-------------

19. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Company and the Employee hereby irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia, exclusively.

COPY OF AGREEMENT
-----------------

20. The Employee hereby acknowledges receipt of a copy of this Agreement duly signed by the Company.


IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written:

SIGNED SEALED & DELIVERED by                 )
Poul Kvist in the presence of:               )
                                             )  /s/ Poul Kvist
                                             )  ------------------------------
/s/ illegible                                )  Employee
----------------------------------           )
Witness                                      )
                                             )
----------------------------------           )
Name                                         )
                                             )
----------------------------------           )
Address                                      )


MDSI MOBILE DATA SOLUTIONS, INC.

Per:  /s/ Erik Dysthe
      --------------------------------------
             Authorized Signatory

                    Schedule A - Duties and Responsibilities
                    ----------------------------------------

To operate Customer Service a profitable business.

Establish and execute CS business plan to meet MDSI commitments and our customer requirements in the Nordic region.

Provision of staff to provide technical support to customer as necessary and within scope of personal capabilities as back up to technical staff.

General administrative management of the Copenhagen office. Establish office; purchase furniture and equipment as approved; manage payroll and expense payments.

Recruit technical and office personnel as approved.

Establish suppliers as required.

Provide technical Pre Sales Support personally.

And other duties as assigned.

                             Schedule B - Bonus Plan
                             -----------------------


To be determined by September 30,1997